UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 5, 2005

                              Sono-Tek Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-16035

            New York                                          14-1568099
            --------                                          ----------
     (State of Incorporation)                          (I.R.S. Employer ID No.)


     2012 Route 9W, Milton, New York                            12547
     -------------------------------                            -----
     (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (845) 795-2020
                                                           --------------

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In June 2005, Sono-Tek Corporation (the "Company"), completed an internal review from which the Company determined that a former employee had misappropriated approximately $250,000 of the Company's monies, primarily through unauthorized check writing from the Company's accounts over a period of time. The Company has previously expensed substantially all of the misappropriated funds and, accordingly, their discovery is expected to have no further impact on previously reported financial statements and is expected to have only minimal effect on the results of operations and balance sheet to be reported in the Company's quarterly report on form 10-QSB for the quarter ended May 31, 2005.

As of July 5, 2005, the Company had pursued appropriate remedies to recover the majority of the funds, and is proceeding to do so. However, the Company can offer no assurance that it will be successful in its efforts to collect some or all of the anticipated remaining restitution according to the negotiated schedule of payments. Additionally, the Company has taken steps to strengthen its financial organization, recently adding a Chief Financial Officer enabling a greater segregation of duties.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            SONO-TEK CORPORATION


                                                   By: /s/ Christopher L. Coccio
                                                       -------------------------
                                                           Christopher L. Coccio
                                                         Chief Executive Officer

July 5, 2005